[GRAPHIC OMITTED]
================================================================================
                          NOTICE OF 1999 ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT

================================================================================
                                                            MEGADATA CORPORATION

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant
         [ ] Check the appropriate box:
         [X] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
         [ ] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to SS240.14a-11(c) or SS240.14a-12



                              MEGADATA CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              MEGADATA CORPORATION
                   -----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

         Payment of Filing Fee (Check the appropriate box):
         [X]No fee required
         [ ] $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(i)(3).
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
             1) Title of each class of securities to which transaction applies:
             2) Aggregate number of securities to which transaction applies:
             3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
             4) Proposed maximum aggregate value of transaction:
             5) Total fee paid:
         [ ] Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
             1) Amount previously paid:
             2) Form, Schedule or Registration Statement No.:
             3) Filing Party:
             4) Date Filed: April 29, 1999

                              MEGADATA CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 26, 1999


         The Annual Meeting of the shareholders of Megadata Corporation (the "Company") will be held at the LaGuardia Marriott Hotel, in East Elmhurst, New York, on Wednesday, May 26, 1999, at 11:00 A.M., for the following purposes:

         1. To elect directors for the ensuing year; and
         2. To consider and vote on a proposal to approve the Company's 1999 Stock Incentive Plan; and
         3. To consider and vote on a proposal to amend the Company's Certificate of Incorporation to increase the total number of shares of common stock, $0.01 par value, which the Company has authority to issue from 5,000,000 to 10,000,000; and
         4. To ratify the appointment of Ernst & Young, LLP as the independent public accountants of the Company for the fiscal year ended October 31, 1999; and
         5. To consider and vote on an amendment to the Company's Certificate of Incorporation that would establish restrictions on transfers of the Company's common stock in order to protect the availability of a substantial portion of the Company's net operating loss carryforwards under the "ownership change" rules set forth in
            Section 382 of the Internal Revenue Code of 1986, as amended; and
         6. To transact such business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on April 30, 1999 will be entitled to vote at the Annual Meeting. A list of shareholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and during business hours from May 3, 1999 to the date of the Annual Meeting at the Company's headquarters in Connecticut.

         Whether you expect to attend the Annual Meeting or not, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                    By Order of the Board of Directors

                                    John R. Keller
                                    Executive Vice President and Secretary
66 Field Point Road
Greenwich, CT 06830
May __, 1999


            IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                              AND RETURNED PROMPTLY

                              MEGADATA CORPORATION
                                 PROXY STATEMENT


         May __, 1999

                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Megadata Corporation ("Megadata" or the "Company") for use at the Annual Meeting of its shareholders to be held at the LaGuardia Marriott Hotel, 105-05 Ditmars Blvd., East Elmhurst, New York, on Wednesday, May 26, 1999, at 11:00 A.M.

                  Shares cannot be voted at the Annual Meeting unless the owner thereof is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted "FOR" the election of the named director nominees and approval of the other proposals set forth in the Notice of Annual Meeting of Shareholders of the Company. The Board of Directors of the Company knows of no other matters which may be brought before the Annual Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment. Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a person present at the Annual Meeting may withdraw his or her proxy and vote in person. Rights of appraisal or similar rights of dissenters are not available to shareholders of the Company with respect to any matter to be acted upon at the Annual Meeting.

                  The Annual Report on Form 10-K of the Company (which does not form a part of these proxy solicitation materials), as filed with the Securities and Exchange Commission and including the financial statements of the Company, is enclosed herewith.

                 The mailing address of the principal executive office of the Company is 66 Field Point Road, Greenwich, Connecticut, 06830. This Proxy Statement and the accompanying form of proxy are expected to be mailed to the shareholders of the Company on or about May ___, 1999.

                                VOTING SECURITIES

                 The Company's only class of voting securities outstanding, is its Common Stock, par value $0.01 per share (the "Common Stock"). On April 30, 1999, there were 2,511,600 shares of Common Stock outstanding. At the Annual Meeting, each shareholder of record at the close of business on April 30, 1999 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting.

                              ELECTION OF DIRECTORS

                  Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF SUCH NOMINEES.

                  If any nominee is unable to stand for election when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to stand for election.

         INFORMATION CONCERNING DIRECTORS AND NOMINEES

                  The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years. All of the nominees are currently directors of the Company.

                  G.S. Beckwith Gilbert, age 57, was elected Chairman of the Board in 1997 and was elected to the additional posts of President and Chief Executive Officer in October of 1998. Mr. Gilbert has been a director of the Company since 1997. In addition, Mr. Gilbert is President and Chief Executive Officer of Field Point Capital Management Company, a merchant banking firm, since 1988. He is a partner of Wolsey & Co., a merchant banking firm. Mr. Gilbert is also a Director and Chairman of the Executive Committee of DIANON Systems, Inc., as well as a Director of Davidson Hubeny Brands and Kionix, Inc.

                  Richard R. Schilling, Jr., age 73, is a member of the law firm of Burns, Kennedy, Schilling & O'Shea, New York, New York . Mr. Schilling has been a director of the Company since 1974.

                  Yitzhak N. Bachana, age 66, was President and Chief Executive Officer of the Company from 1980 to October 2, 1998. Mr. Bachana has been a director of the Company since 1976. Mr. Bachana is the President, Chief Executive Officer and majority shareholder of Data Probe, Inc., a New York based computer service bureau. Mr. Bachana is also President and a Director of Datatab, Inc., a market research company since 1983. Data Probe, Inc. and Datatab, Inc. are publicly-held corporations. Pursuant to an agreement between Data Probe, Inc. and the Company, dated May 7, 1976, the President of Data Probe, Inc. is to be nominated as a management nominee for Director.

                   Bruce N. Whitman, age 65, has been Executive Vice President and a Director of FlightSafety International, an aviation and marine training company since 1962. He is also a Director of FlightSafety Boeing Training International, L.L.C., Petroleum Helicopters, Inc., and Aviall, Inc. Mr. Whitman has been a director of the Company since 1997.

                  Paul L. Graziani, age 41, is the President and Chief Executive Officer of Analytical Graphics, Inc., a leading producer of commercial analysis software for the space industry. Mr. Graziani has been a director of the Company since 1997.

                  John R. Keller, age 59, has been with the Company since its inception in 1967 and currently serves as Executive Vice President, Secretary, and Treasurer of the Company. Mr. Keller has been a director of the Company since 1997.

         COMMITTEES OF THE BOARD

                  The Company's board of Directors presently has standing Audit, Compensation, and Executive Committees, the current membership and principal responsibilities of which are described below. The Board of Directors does not have a Nominating Committee.

         AUDIT COMMITTEE

                  Members: Mr. Graziani, Mr. Schilling, Mr. Whitman.

                  The Audit Committee's functions include reviewing with the independent public accountants the plan for and results of their audit, the adequacy of the Company's systems of internal accounting controls and any material breakdown in such controls. In addition, the Audit Committee reviews the independence of the independent public accountants and their fees for services rendered to the Company.

         COMPENSATION COMMITTEE

                  Members: Mr. Graziani, Mr. Schilling, Mr. Whitman.

                  The Compensation Committee's functions include setting compensation of the directors and the executive officers. In addition, the Compensation Committee has the authority to grant certain awards under the Stock Incentive Plans in effect for the Company.

         EXECUTIVE COMMITTEE

                  Members: Mr. Gilbert, Mr. Graziani, Mr. Keller, Mr. Whitman.

                  The Executive Committee was established in October 1998. The Executive Committee's primary function is to assist management in formulating the Company's strategy and such other corporate governance functions as may be required and such other duties as may be designated by the Board of Directors.

         ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

                  During the 1998 fiscal year the Board of Directors held 4 regular meetings and special meetings. The Audit, Compensation, and Executive Committees did not meet separately from the Board during Fiscal 1998. During the 1998 fiscal year each Director attended all the regular and special meetings of the Board, except Mr. Graziani, who attended 2 meetings in person and one by telephone.

         COMPENSATION OF DIRECTORS

                  Directors who are not employees of the Company are currently paid $1,000 for each meeting of the Board of Directors attended in person or by phone. Directors are also reimbursed for expenses to attend meetings of the Board and its committees. Mr. Gilbert (effective October 3, 1998) and Mr. Keller, who are employees of the Company, receive no additional compensation for their services as Directors of the Company. If the 1999 Stock Incentive Plan is approved by the Company's shareholders, Directors who are not employees of the Company will receive options to purchase 15,000 shares of common stock which will vest over a three year period beginning on July 1, 2000. If the 1999 Stock Incentive Plan is approved, directors will be paid $500 for each Board or Committee meeting attended.

         VOTING FOR DIRECTORS

                  Abstentions are included in the determination of the existence of a quorum. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions are not counted for purposes of election of directors.

                               EXECUTIVE OFFICERS

                  For information with respect to Mr. Gilbert and Mr. Keller, who are also Directors, see "Election of Directors - Information Concerning Directors and Nominees."

                  Dr. James A. Cole, age 58, is a Senior Vice President and the Director of Research and Development of the Company since 1974. Dr. Cole earned a Ph.D. in physics from Johns Hopkins University in 1966.

                  James T. Barry, age 37, has been a Vice President since 1998. He is also a Vice President of Field Point Capital Management Company. From 1989 to 1998, he was with DIANON Systems, Inc., most recently as Vice President of Marketing.

                  Herbert E. Shaver, age 44, has been a consultant serving as Controller of the Company since 1993 and an employee since September 1998. From 1973 until 1998, Mr. Shaver was a Vice President and Controller of Datatab, Inc. He has been a Director of Datatab, Inc. since 1985, and from 1983 until 1998, was the Controller of Data Probe, Inc.

                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE

                  The following table sets forth information with respect to the following named executive officers: the person who served as Chief Executive Officer ("CEO") during 1998, and the two executive officers other than the CEO serving at October 31, 1998 whose total salary exceeded $100,000. The Company did not award or pay out any long term compensation during 1996, 1997, or 1998.



                                                        ANNUAL COMPENSATION
                                                        -------------------
                                                                    OTHER                       ALL
NAME AND PRINCIPAL                                                  ANNUAL                     OTHER
POSITION                                    YEAR(*)     SALARY      BONUS   COMPENSATION    COMPENSATION
---------------------------------------------------------------------------------------------------------

G.S Beckwith Gilbert - President            1998     $    -            -         -             $ 12,173 (1)

Yitzhak N. Bachana  (7)                     1998     $ 189,038 (2)     -         -             $ 66,231 (3)
                                            1997       100,000 (4)     -         -             $ 26,923 (5)
                                            1996        11,538 (6)     -         -                    -

John R. Keller - Executive Vice Pres.       1998     $ 119,423         -         -                    -
                                            1997        90,000         -         -                    -
                                            1996        93,462         -         -                    -

Dr. James Cole - Sr. Vice Pres. - R&D       1998     $ 120,000         -         -                    -
                                            1997        96,346         -         -                    -
                                            1996        93,462         -         -                    -


         (1) Represents earned but unpaid salary through October 31, 1998. Mr. Gilbert became the Company's President and Chief Executive Officer in October 1998.

         (2) Includes repayment of all earned and previously accrued salary through date of his resignation on October 2, 1998.

         (3) Includes earned but unpaid salary as well as a severance settlement through October 2, 1998.

         (4) Does not include earned but unpaid salary of $ 84,615 as of October 31, 1997.

         (5) Represents partial repayment of earned and previously accrued salary, the balance of which was paid in 1998 (see Footnote 2 above).

         (6) Does not include earned but unpaid salary of $111,538 as of October 31, 1996.

         (7)  Mr. Bachana resigned as President on October 2, 1998.

         (*) Information is provided for the Company's fiscal year which ends on October 31.



STOCK OPTION GRANTS

                  The following table shows, as to the named executive officers of the Company, information about option grants in fiscal year 1998. The Company, in fiscal year 1998, did not grant any Stock Appreciation Rights to officers.



                                                                                        Potential Realizable
                                                                                        Value at Assumed          Alternative
                                                                                        Annual Rates of Stock     to (f) and (g):
                                                                                        Price Appreciation        Grant Date
                  Individual Grants                                                     for Option Term           Value
------------------------------------------------------------------------------------------------------------------------------



                       Number of
                       Securities   % of Total
                       Underlying   option/SARs
                       Options/     Granted to       Exercise or                                                 Grant Date
                       SAR's        Employees        Base Price        Expiration                                Present
Name                   Granted (#)  Fiscal Year      ($/Sh)            Date             5% ($)      10% ($)      Value $ (1)
------------------------------------------------------------------------------------------------------------------------------
Yitzhak N. Bachana      20,000         33%          $0.38             29-Jan-03        $2,000       $4,600       $6,000
Dr. James A. Cole       20,000         33%          $0.38             29-Jan-08        $4,800      $12,200       $7,000
John R. Keller          20,000         33%          $0.38             29-Jan-08        $4,800      $12,200       $7,000
------------------------------------------------------------------------------------------------------------------------------


                  (1) The fair value for these options was estimated at the date of grant, using a Black Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.0%, no dividend yields on the Common Stock, volatility factors of the expected market price of the Company's Common Stock of .029 and the weighted average expected life of the options of approximately 8 years.

                  (2) The options granted Mr. Bachana in 1998 expired with his resignation on October 2, 1998.



    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                  The following table shows the aggregate option exercises in the last fiscal year and fiscal year-end option values for the named executive officers.


                                    Value
                                    Realized
                                    (Market                                                      Value of Unexercised
                                    Price at            Number of Securities                   In-The-Money Options at FY-
                                    Exercise           Underlying Unexercised                End  1998 (based on FY-End Price
                       Sharesless                  Options at FY-end 1998                      of $0.375/share ($) (1)
                       Acquired on  Exercise
Name                   Exercise (#) Price)($)       Exercisable       Unexercisable        Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------------------------


Dr. James A. Cole          --         --              25,000               --                  $     --        --
John R. Keller             --         --              27,500               --                  $     --        --


------------------------------------------------------------------------------------------------------------------------------

(1) Computed based upon difference between aggregate fair market value and aggregate exercise price.

         COMPENSATION COMMITTEE REPORT

                  The Compensation Committee of the Board of Directors of Megadata Corporation (the "Committee") sets forth its report on executive compensation below. The Committee report documents the components of the Company's executive compensation programs and describes the basis on which fiscal 1998 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables below.

         COMPENSATION PROGRAM COMPONENTS

                  The Committee is responsible for setting and monitoring the effectiveness of the compensation provided to the Company's executive officers. In its decision-making, the Committee is guided by a compensation philosophy designed to reward employees for the achievement of business goals and the maximization of shareholder returns. Specific levels of pay and incentive opportunity are determined by the competitive market for executive talent, and, where appropriate, the need to invest in the future growth of the business. The compensation program, which provides incentives for executive officers to achieve the short-term and long-term goals of the Company, comprises two components: base salary and stock option awards.

                  BASE SALARY - Base pay levels are largely determined through comparisons with companies of similar size. Actual salaries are based on individual performance contributions within a tiered salary range for each position that is established through job evaluation and competitive comparisons.

                  STOCK OPTION PROGRAM - the Committee strongly believes that by providing executives an opportunity to own shares of the Company stock, the best interests of shareholders and executives will be closely aligned. Therefore, all executives are eligible to receive stock options from time to time giving them the right to purchase shares of Common Stock of the Company at a specific price in the future. The number of stock options granted to executive officers is determined at the discretion of the Committee based on the accomplishments of such executives, their length of service with the Company, the number of prior awards received by such officer, the relative value as well as the exercise price of such awards, and the competitive practices. No options can be currently issued since the 1988 Stock Option Plan expired in April 1998. A new plan must be approved by the shareholders in order to make this important form of compensation available to key managers.

         DISCUSSION OF 1999 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

                  Mr. Bachana, President and CEO of the Company until October 2, 1998, received a salary at an annual rate of $140,000. No review of Mr. Bachana's performance or compensation was conducted by the Compensation Committee in 1998. However, the Board of Directors, at its meeting of January 28, 1998, did restore a salary reduction of $40,000 taken by Mr. Bachana in 1994. Mr. Gilbert, elected President and CEO on October 2, 1998, currently receives a salary at an annual rate of $140,000. Since Mr. Gilbert has only held this position since the resignation of Mr. Bachana on October 2, 1998, the Committee has deferred evaluation of his performance for a future period.

                  This report has been provided by the Compensation Committee of the Board of Directors:

                                      Mr. Graziani  0
                                      Mr. Schilling 0
                                      Mr. Whitman   0

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The members of the Compensation Committee are not officers or employees of the Company and receive no compensation other than in their capacity as Directors. They have no other relationship with the Company other than as directors and shareholders.

         EMPLOYMENT AND SEVERANCE AGREEMENTS

                  All of the officers of the Company are employed on an at-will basis.

                  A severance agreement was entered into between the Company and Mr. Bachana on October 2, 1998 and has been filed with the Securities and Exchange Commission separately under a current report on Form 8-K.

                  That Agreement provides the following remuneration to Mr. Bachana (i) severance in the amount of $50,000 with payments ending in March 1999, (ii) the surrender of a Company owned automobile to Mr. Bachana at its fair market value established at the termination date,
         (iii) the payment by the Company by March 31, 1999 of any accrued but unpaid salary owed to Mr. Bachana through his termination date of October 2, 1998. On March 31, 1999, the Company fulfilled its payment obligations under the terms of the severance agreement.

                  In addition, Mr. Bachana will make himself available for consulting services to the Company as requested through March 1999. Mr. Bachana remains a Director and a Shareholder of the Company.

         PERFORMANCE GRAPH

                  The following graph compares the percentage changes in the Company's cumulative total stockholder return on the Company's Common Stock for the five year period ended October 31, 1998, with the cumulative total return on the NASDAQ index and a peer group index for the same period. In accordance with the rules of the Securities and Exchange Commission, the returns are indexed to a value of $100 at November 30, 1993 and assume that all dividends were reinvested.

                CUMULATIVE TOTAL RETURN OF MEGADATA CORPORATION,
                       PEER GROUP AND NASDAQ MARKET INDEX

                                     DOLLARS
-------------------------------------------------------------------------------
         DATE              MEGADATA      PEER GROUP INDEX   NASDAQ MARKET INDEX
-------------------------------------------------------------------------------
        11/30/93            $100.00           $100.00            $100.00
        01/31/94            $116.67           $100.21            $106.11
        04/30/94            $116.67           $100.11             $97.28
        07/31/94            $166.67            $98.39             $95.73
        10/31/94            $400.00            $97.11            $103.06
        01/31/95            $466.67            $89.40            $100.11
        04/30/95            $283.33           $102.51            $111.88
        07/31/95            $266.67           $114.98            $132.72
        10/31/95            $266.67           $124.30            $137.34
        01/31/96            $200.00           $144.10            $140.48
        04/30/96             $66.67           $181.07            $157.81
        07/31/96            $400.00           $168.45            $143.24
        10/31/96            $800.00           $161.05            $161.92
        01/31/97            $466.67           $183.79            $182.91
        04/30/97            $600.00           $169.74            $167.12
        07/31/97            $333.33           $216.11            $211.27
        10/31/97            $533.33           $195.84            $211.24
        01/31/98            $400.00           $174.78            $214.66
        04/30/98            $666.67           $196.70            $247.67
        07/31/98            $666.67           $141.95            $248.20
        10/31/98            $400.00           $131.19            $234.81



                  Information is presented on a quarterly basis, beginning with November 30, 1993, and assumes $100 was invested on November 30, 1993, and reinvestment of dividends, if any.

                  The peer group of Megadata Corporation consists of the following corporations: Stanford Communications (STII), Rockwell International Corporation (ROK), and BF Goodrich Company (GR). Peer group companies were selected without respect to size when compared to the Company (they are all significantly larger than the Company), but because the peer group company's product lines include products or services that are similar to the products or services offered by the Company.

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equities of the Company. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Sections 16(a) forms they file.

                  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended October 31, 1998, all Section 16(a) reporting requirements applicable to its officers, directors and greater than ten percent beneficial shareholders were complied with.


              OWNERSHIP OF VOTING STOCK BY MANAGEMENT

                      The following table sets forth the number of the shares of the Company's common stock, $0.01 par value, beneficially owned by all of the directors and executive officers of the Company and by the directors and officers of the Company as a group as of April 30, 1999. Unless otherwise indicated below, each person indicated in the table has sole voting and investment power with respect to all shares included therein.


NAME OF                              AMOUNT AND NATURE OF           PERCENT OF
BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP (6)        CLASS (1)

--------------------------------------------------------------------------------
G.S. Beckwith Gilbert                      846,000 (2)                32.99
Yitzhak N. Bachana                          10,000 (3)                  .39
John R. Keller                             124,500 (4)                 4.85
Richard R. Schilling,, Jr                    3,000                     0.11
James A. Cole                               44,000 (5)                 1.71
Bruce N. Whitman                            93,000                     3.62
Paul L. Graziani                             7,000                     0.27

Officers and Directors
as a Group (7 persons)                   1,127,500                    43.97


--------------------------------------------------------------------------------

                  (1) For the purposes of this table, "percent of class" held by each person has been calculated based on a total class equal to the sum of (i) 2,511,600 shares of common stock issued and outstanding on April 30, 1999 plus (ii) for such person the number of shares of common stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after April 30, 1999, held by that person.

                  (2) Mr. Gilbert has shared voting and investment power with respect to 70,000 shares included in the table above.



                                     - 12 -

                  (3) Mr. Bachana is President, Chairman of the Board, and majority shareholder of Data Probe, Inc. which owns 579,400 common shares of the Company which are excluded from the foregoing table. See "Ownership of Voting Stock by Certain Beneficial Owners".

                  (4) Includes Mr. Keller's options to purchase an aggregate of 27,500 shares, all of which options are immediately exercisable.

                  (5) Includes Dr. Cole's options to purchase an aggregate of 25,000 shares, all of which options are immediately exercisable.

                  (6) Does not include stock option amounts granted under the proposed 1999 Stock Incentive Plan Proposal which is subject to shareholder approval at the Annual Meeting.


             OWNERSHIP OF VOTING STOCK BY CERTAIN BENEFICIAL OWNERS


                 The following table sets forth information with respect to the only persons who, to the best knowledge of the Company as derived from such persons filings with the Securities and Exchange Commission, beneficially owned more than 5% of the common stock of the Company as of April 30, 1999. Unless otherwise indicated below, each person included in the table has sole voting and investment power with respect to all shares included therein.


                            NAME AND ADDRESS          AMOUNT AND NATURE       PERCENT OF
         TITLE OF CLASS     OF BENEFICIAL OWNER        OF OWNERSHIP            CLASS (1)

-----------------------------------------------------------------------------------------
         Common            G.S. Beckwith Gilbert         846,000 (2)           32.99
         Stock             66 Field Point Road
                           Greenwich, CT 06830

         Common            Data Probe, Inc.              579,400 (3)           22.59
         Stock             49 East 21 Street
                           New York, NY 10010
-----------------------------------------------------------------------------------------

         (1) For the purposes of this table, "Percent of Class" held by each person has been calculated based on a total class equal to the sum of (i) 2,511,600 shares of common stock issued and outstanding on April 30, 1999 plus (ii) for such person the number of shares of common stock subject to stock options or warrants presently exercisable, or exercisable within 60 days after April 30, 1999, held by that person.

         (2) Mr. Gilbert has shared voting and investment power with respect to 70,000 shares included in the table above.

         (3) Yitzhak N. Bachana, a Director of the Company, owns 57.22% of the outstanding shares of Data Probe, Inc. and by virtue thereof may be deemed to be the beneficial owner of more than 5% of the Company's outstanding shares. This amount does not include 10,000 shares personally held by Mr. Bachana.

         (4) On April 28, 1999, Data Probe, Inc. agreed to sell 100,000 shares of Megadata Corporation Common Stock at $0.75 per share for a total price of $75,000 to a group including Directors, Officers, and Megadata Corporation. The transaction is expected to close in early May 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the period between September 18, 1996 and June 6, 1997 the Company signed agreements with a private investor (the "Investor") that provided for three loans of $100,000 each, of which $200,000 was received in 1996 and $100,000 was received in 1997. The three notes bore interest at a rate of 9% per annum, and were payable by July 30, 1997. In addition, as part of the above financings, stock warrants were awarded for the purchase of up to 1,400,000 common shares at prices between $0.71 and $1.25 per share. The warrants for 200,000 of such shares (at $0.75 per share) would only be exercisable after the purchase by the Investor of the first 700,000 shares. The warrant for an additional 500,000 of such shares (at $1.25 per share) becomes exercisable from November 1, 2000 through October 31, 2001, assuming the prior exercise of the 200,000 share warrant.

                    On June 6, 1997, the Investor and his affiliate purchased 700,000 shares for $0.71 per share, for a total of $500,000 ($400,000 in cash and $100,000 by cancellation of the first $100,000 note).

                    On October 31, 1997, the Investor and two other directors purchased 200,000 shares for $150,000. The purchase of these shares made effective the stock purchase warrant, that gives the Investor and his affiliates the right to purchase 500,000 shares at $1.25 per share. This warrant expires October 31, 2001, and is exercisable during the year preceding expiration.

                    On July 30, 1997, the remaining notes totaling $200,000 were amended and restated by a new note bearing interest at 9% per annum, with quarterly payments of $25,000 plus accrued interest due on the last business day of each calendar quarter, commencing December 31, 1997, with any remaining balance being due July 30, 1999. The note is secured by the Company's assets excluding its building.

                    During 1997, the Investor was elected a director of the Company and Chairman of the Board. On October 2, 1998, the Investor was named to the additional post of President and Chief Executive Officer.

                   During the first quarter of fiscal 1999, the Investor made additional loans to the Company aggregating $400,000 The loans are evidenced by promissory notes issued by the Company which are payable quarterly, maturing at various dates from March 31, 2000 through December 31, 2000. The Investor advanced the Company $425,000 subsequent to January 31, 1999. As of April 30, 1999, after making the required principal payments on December 31, 1998, and March 31, 1999, together aggregating $75,000, the total notes payable due to the Investor is $950,000.

                    During the quarter ended January 31, 1999, the Company reimbursed Field Point Capital Management Company ("FPCM"), an entity controlled by the Investor, for sales and marketing services rendered by an employee of FPCM approximating $27,000.

                  The Company is also leasing space from FPCM. During the first quarter of fiscal 1999, the rent to be paid by the Company to FPCM aggregated $3,000. Effective February 1, 1999, the Company will pay FPCM rent of $2,000 per month on a month to month basis.

                  On April 28, 1999, Data Probe, Inc. agreed to sell 100,000 shares of Megadata Corporation Common Stock at $0.75 per share for a total price of $75,000 to a group including Directors, Officers, and Megadata Corporation. The transaction is expected to close in early May 1999.

           RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS APPOINTMENT

                      For the Fiscal year ended 1997, and for at least the five years prior, Ghassemi, Phoel & Company had been the independent public auditors of the Company's accounts. Along with the changes of the Company's management on October 2, 1998, the Board of Directors voted to engage Ernst & Young, LLP to audit the Company's accounts.

                      Ernst & Young, LLP has been the independent public auditors of the Company's accounts since 1998. Such firm has no financial interest, either direct or indirect, in the Company. Selection of Ernst & Young, LLP as the auditors for the fiscal year ending October 31, 1999 was made by the Board of Directors, subject to shareholder ratification. A representative of Ernst & Young, LLP is expected to attend the annual meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

                      The Company's Board of Directors recommends that shareholders vote "FOR" ratification of Ernst & Young, LLP as the Company's independent public accountants for 1999. Approval of the ratification of the independent public accountants' appointment requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions will have no effect on the vote.

                       1999 STOCK INCENTIVE PLAN PROPOSAL

                  The Company's 1998 Stock Option Plan expired in April 1998. On March 23, 1999, the Board of Directors adopted, subject to stockholder approval, the 1999 Stock Incentive Plan (the "Plan"). The Plan, a copy of which is attached as Exhibit A, will authorize the Company to grant to its employees, outside (non-employee) directors and consultants stock options, stock appreciation rights, restricted stock, deferred stock and bonus stock for up to 250,000 shares of the Company's Common Stock , of which 175,000 shares will be available for awards for employees and 75,000 shares will be available for awards to outside directors and consultants.

                  The purposes of the Plan are (i) to enable the Company and its related companies to attract, retain and reward employees and strengthen the existing mutuality of interest between such employees and the Company's stockholders by offering such employees an equity interest in the company; (ii) to enable the Company to pay all or part of the compensation of its outside directors in shares of the Company's Common Stock and options to purchase the Company's Common Stock, thereby increasing such director's proprietary interest in the Company; and (iii) to enable the Company to pay part of the compensation of its consultants in shares of the Company's Common Stock and options to purchase the Company's Common Stock, thereby increasing such consultant's proprietary interest in the Company. The Plan is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code").


         DESCRIPTION OF THE PLAN

         The Plan will be administered by the Board of Directors or such committee of Directors as the Board shall designate. The Board of Directors or such committee will determine whether and to what extent awards will be granted under the Plan.

                  Employees, including officers, are eligible to participate in the Plan on the terms and conditions of the Plan. Outside directors and consultants may also participate in the Plan, but outside directors are eligible to receive only non-qualified stock options, limited stock appreciation rights and stock grants as provided in the Plan, and consultants are eligible to receive only non-qualified stock options and stock grants as provided in the Plan.

                  Awards granted by the Compensation Committee after approval by the Board of Directors may include: (i) options to purchase shares of Common Stock in the form of incentive stock options within the meaning of Section 422 of the Code or any successor provision thereto ("ISO's") or non-qualified stock options ("NQSO's"); (ii) stock appreciation rights ("SAR's"); (iii) restricted stock; (iv) deferred stock; (v) bonus stock; (vi) loans; and/or (vii) tax offset payments.

                 No employee will be granted awards under the Plan with respect to more than 100,000 shares of common stock in any fiscal year

                  Under the Plan, each outside director will automatically be granted the following:

                  (i) On the date of adoption of the Plan by the stockholders (if a current director) or on the date elected by the board of (if not a current director), options to acquire 15,000 shares unless a lesser amount is approved by the Board for outside directors who are not currently on the Board. The current directors options will be priced at $0.15, the price on March 24, 1999; and

                  (ii) A limited stock appreciation right ("LSAR") in tandem with each stock option granted, which may be exercised only within the 60-day period following a change in control (as defined in the Plan) of the Company. Upon exercising an LSAR, the holder will receive an amount equal to the excess of the change of control price (as defined in the Plan) over the exercise price of the option.

                  The exercise price per share of an outside director's option will be the closing sales price of the common stock on the date the option is granted. Each director's option will have a term of 10 years from the date of grant, and will vest with respect to 33-1/3% of the shares subject to such option on the first, second, and third anniversaries of the date of grant , provided the optionee is a director of the Company on each such vesting date.

                  The option price per share of options granted to employees and consultants under the Plan will be determined by the Board of Directors after recommendation by the Compensation Committee. However, the per share option price of an ISO will not be less than 100% of the fair market value of a share of the Company's Common Stock at the time the ISO is granted. In addition, no ISO will be exercisable more than ten years after the date of grant.

                  In the event of an employee's termination of employment with the Company, any outstanding options will be exercisable to the extent determined by the Board of Directors as recommended by the Compensation Committee.

                  If an outside director ceases to be a director for any reason, the director's options may be exercised for three years following termination of service but only to the extent such options were vested on the date of termination of service.

                  Stock options or stock grants may be awarded to Consultants on such terms and conditions as the Board of Directors may determine.

                  The Board of Directors may award Bonus Stock to eligible employees upon the attainment of specified performance objectives. The Board of Directors as recommended by the Compensation Committee may also provide that the Company make a loan to an employee or provide for a Tax Offset Payment with respect to the exercise of any stock option award under the Plan.

                  In the event of a Change of Control of the Company (as defined in the Plan) and unless otherwise determined by the Board of Directors,
         (i) all outstanding ISO's and NQSO's and all outstanding SAR's awarded under the Plan will become fully exercisable and vested; (ii) the restrictions and deferral limitations applicable to any outstanding restricted stock and deferred stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and (iii) to the extent the cash payment of any award is based on the fair market value of Common Stock, such fair market value will be the highest price per share paid in any market transaction or the price paid or offered in the transaction related to the change in control at any time during the 90-day period ending with the Change of Control. All outside directors' options outstanding at the time of a change in control will become immediately vested and exercisable for three years after the director's termination of service.

                  The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments made be made to the Plan without stockholder approval except as may be required under the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, or other regulatory requirements. Unless earlier terminated, the Plan will expire ten years from March 23, 2009.

                  The following table sets forth the number of stock options and the value thereof that will be granted under Section 6 of the Plan to the persons specified if the Plan is approved by the Company's stockholders.

                                                         NUMBER OF
         NAME AND POSITION                           OPTIONS GRANTED     DOLLAR VALUE
         -----------------                           ---------------     ------------


         Yitzhak N. Bachana, Director                     15,000        $    2,250.00
         Paul L. Graziani, Director                       15,000        $    2,250.00
         Richard Schilling, Director                      15,000        $    2,250.00
         Bruce N. Whitman, Director                       15,000        $    2,250.00

         John R. Keller, Executive Vice President         12,500        $    1,875.00
         James A. Cole, Sr. Vice President                15,000        $    2,250.00
         James T. Barry, Vice President                   40,000        $    6,000.00
         Herbert E. Shaver, Controller                    15,000        $    2,250.00

         All Non-Employee Directors as a group            60,000        $    9,000.00
         All Executive Officers as a group                82,500        $   12,375.00
         All Employees (other than executive officers)      --          $       --

-------------------------------------------------------------------------------------

                  Certain United States Federal Income Tax Consequences

                  The following discussion applies primarily to participating employees that are citizens or resident aliens (as defined in the Code) of the United States whose tax home or abode (as defined in the Code) is in the United States. The discussion is based on the Code and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular Plan participant that may affect the accuracy or applicability of this discussion.

                  ISO's

                  (a) Neither the grant nor the exercise of an ISO will result in taxable income to the employee or an income tax deduction to the Company. The amount by which the fair market value of the shares issued upon exercise exceeds the option price will constitute an item of adjustment that must be taken into account in determining the employee's alternative minimum tax.

                  (b) If the employee holds shares acquired by him or her upon the exercise of an ISO until the later of two years from the date of grant of the option and one year from such exercise and has been an employee of the Company at all times from the date of grant of the ISO to the day three months before such exercise (or twelve months in the case of termination of employment due to disability), then any gain realized by the employee on a later sale or exchange of such shares will be a capital gain and any loss sustained will be a capital loss. The Company will not be entitled to a tax deduction with respect to any such sale or exchange of ISO shares.

                 (c) If the employee disposes of any shares acquired upon the exercise of an ISO during the two-year period from the date of grant of the option or the one-year period beginning on the day after such exercise (i.e., a "disqualifying disposition"), the employee will generally be obligated to report as ordinary income, for the year in which the disposition occurred, the amount by which the fair market value of such shares on the date of exercise of the option (or, as noted in clause (d) below, in the case of certain sales or exchanges of such shares for less than such fair market value, the amount realized upon such sale or exchange) exceeds the option price, and the Company will be entitled to an income tax deduction equal to the amount of such ordinary income reported by the employee on his or her federal income tax return.

                  (d) If an ISO holder who has acquired stock upon the exercise of an ISO makes a disqualifying disposition of any such stock, and the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the ISO holder, then the amount includable in the ISO holder's gross income, and the amount deductible by the Company, will not exceed the excess (if any) of the amount realized on the sale or exchange over the tax basis of the stock.

                  NQSO's

                 In the case of an NQSO, the grant of the option will not result in taxable income to the option holder or an income tax deduction to the Company. The NQSO holder generally recognizes ordinary income at the time the NQSO is exercised in the amount by which the fair market value of the shares acquired exceeds the option price. The Company is generally entitled to a corresponding ordinary income tax deduction, at that time, equal to the amount of such ordinary income.

                  SAR's

                  The granting of SAR's will not result in taxable income to participating employees or an income tax deduction to the Company. The exercise of a SAR for cash is immediately taxable to the grantee and deductible by the Company. The exercise of a SAR for shares of Common Stock is generally taxable and deductible in the same manner as the exercise of a NQSO.

                  Restricted Stock

                  An employee generally will not recognize any taxable income upon the award of any restricted stock which is not vested. Dividends paid with respect to restricted stock prior to the vesting of such stock will be taxable as compensation income to the employee. Generally, an employee will recognize ordinary income upon the vesting of restricted stock in an amount equal to the fair market value of the shares of Common Stock on the date they become vested. However, pursuant to Section 83(b) of the Code, an employee may elect to recognize compensation income upon the award of restricted stock based on the fair market value of the shares of the Common Stock subject to such award on the award date. If an employee makes such an election, dividends paid with respect to such restricted stock will not be treated as compensation, but rather as dividend income, and the employee will not recognize additional income when the restricted shares vest.

                  The Company will be entitled to an income tax deduction equal to the amount of ordinary income included by the employee on his or her federal income tax return for the year when the restricted stock vests (or year in which an applicable Code Section 83(b) election is made). The Company will also be entitled to a compensation deduction for the dividends that are paid on restricted stock that has not yet vested (as described in the immediately preceding paragraph) when such dividends are reported by the employee on his or her federal income tax return.

                  Limitations on Company Deductions; Parachute Payments

                  Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility by the Company. This limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the taxable year. However, certain "performance-based compensation" the material terms of which are disclosed to and approved by stockholders is not subject to this limitation on deductibility. The Company has structured the stock option and SAR portions of the Plan with the intention that compensation resulting therefrom would be such performance-based compensation and would be deductible. To qualify, the Company is seeking stockholder approval of the Plan. It is not intended that compensation resulting from restricted stock awarded, or bonuses payable in stock under the Plan, will be performance-based compensation within the meaning of Section 162(m) of the Code.

                  Under certain circumstances, accelerated vesting or exercise of options or SAR's, or the accelerated lapse of restrictions on restricted stock, in connection with a "change in control" of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. If
         Section 280G applies, the optionee or grantee may be subject to an excise tax equal to 20% of the amount of the excess parachute payment and the Company may be denied a tax deduction.

                  Approval of the 1999 Stock Incentive Plan requires the affirmative vote of a majority of the votes cast at the meeting. The Company's Board of Directors recommends that shareholders vote "FOR" approval of the 1999 Stock Incentive Plan.

                     INCREASE OF AUTHORIZED SHARES PROPOSAL

                  The Company's Certificate of Incorporation currently authorizes the issuance of 5,000,000 shares of Common Stock. As of April 30, 1999, the Company had issued and outstanding 2,511,600 shares of Common Stock and 552,500 shares of Common Stock were reserved for issuance pursuant to outstanding options and warrants. The Company's Board of Directors has proposed the approval and adoption of an amendment to the Company's Certificate of Incorporation to increase the total number of shares of Common Stock which the Company has the authority to issue from 5,000,000 shares of Common Stock to 10,000,000 shares of Common Stock (the "Increased Shares Amendment"). The form of amendment approved by the Board and to be considered at the annual meeting is attached as Exhibit B to this Proxy Statement.

                  If the Increased Shares Amendment is approved by the Company's stockholders, the increased number of authorized shares of common stock will be available for such purposes and consideration as the Board may approve without further stockholder approval, except such approval as is required by law or the regulations of any securities exchange on which the Company's shares may trade. Such purposes may include additional public or private issuances of Common Stock or other securities convertible into Common Stock in connection with financing transactions, acquisitions and other corporate transactions as well as stock dividends, warrants, stock option plans and other stock-based incentive compensation programs (including the Incentive Equity Plan). The availability of additional shares of Common Stock for issuance, without the delay and expense of obtaining stockholder approval, will afford the Company greater flexibility in acting upon opportunities and transactions, if any, which may arise in the future. The Company has no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the Increased Shares Amendment.

                  Stockholders do not have preemptive rights with respect to the Common Stock. The issuance of Common Stock, or securities convertible into common stock, on other than a pro rata basis would result in the dilution of a present stockholder's interest in the Company.

                  The Company's Board of Directors has not proposed the Increased Shares Amendment with the intention of using the additional shares for anti-takeover purposes, although the additional shares could be used to make it more difficult or to discourage an attempt to acquire control of the Company.

                  The affirmative vote of a majority of all outstanding shares of Common Stock voting at the annual meeting is required for the adoption of the proposed amendment.

                  The Company's Board of Directors recommends that shareholders vote "FOR" approval of the Amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company.

                          TRANSFER RESTRICTION PROPOSAL

         SUMMARY

                           The Board of Directors believes that the best interests of the Company and its stockholders will be served by adopting provisions in its Certificate of Incorporation that are designed to restrict, until November 30, 2000, direct and indirect transfers of Common Stock that could result in the imposition of limitations on the use by the Company, for federal income tax purposes, of net operating loss carryforwards ("NOLs") and other tax attributes that are and will be available to the Company. Therefore, the Board of Directors has unanimously approved and is recommending that the shareholders approve and adopt an amendment to the Company's Certificate of Incorporation in the form attached as Exhibit B to this Proxy Statement (the "Transfer Restriction Amendment"). All the Directors have indicated they will vote their shares in favor of this Amendment. SHAREHOLDERS ARE ENCOURAGED TO CAREFULLY READ EXHIBIT B WHICH SETS FORTH THE TRANSFER RESTRICTIONS.

                      The purpose of the Transfer Restriction Amendment is to help ensure the continued availability of the Company's NOLs by seeking to prevent an "Ownership Change", as defined under current Treasury Department income tax regulations. In the event of an "Ownership Change", the Company's ability to use its NOLs as offsets against its future taxable income would be severely limited. Under current federal and state laws and regulations, the Company is able to realize tax deductions in an amount of up to 100% of the taxable income which it offsets with NOLs. As of October 31, 1998, the Company had estimated NOLs of $5.3 million for federal income tax purposes.

         THE COMPANY'S NOLS AND SECTION 382

                      As of October 31, 1998, the Company had available NOLs of $5.3 million to offset taxable income recognized by the Company in periods after November 1, 1998. For federal income tax purposes, these NOLs will expire in material amounts beginning in 2005. NOLs benefit the Company by offsetting taxable income dollar-for-dollar by the amount of the NOLs, thereby eliminating the federal corporate tax on such income. The maximum federal corporate tax rate is currently 35%.

                      The benefit of a company's NOLs can be reduced or eliminated under Section 382 of the Code. Section 382 limits the use of losses and other tax benefits by a company that has undergone an "ownership change," as defined in Section 382 (an "Ownership Change"). Generally, an Ownership Change occurs if one or more shareholders, each of whom owns 5% or more in value of a company's capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. For this purpose, all holders who each own less than 5% of a company's capital stock are generally treated together as one or more 5 percent shareholders. In addition, certain constructive ownership rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules, described below, can result in the treatment of options (including warrants) as exercised if such treatment would result in an Ownership Change. All percentage determinations are based on the fair market value of a company's capital stock, including any preferred stock that is voting or convertible or otherwise participates in corporate growth.

                      Transactions in the public markets among shareholders owning less than 5% of the equity securities are not included in the calculation, but acquisitions by a shareholder causing that person to become a 5% or more shareholder are treated as a 5 percentage point change in ownership, regardless of the size of the purchase that caused the threshold to be exceeded. For example, if a single shareholder owning 10% of the equity securities of the Company acquired an additional 50% of the equity securities in a three-year period, an Ownership Change would occur. Similarly, if ten persons, none of whom owned 5% or more of the equity securities at the beginning of the period, each became an owner of at least 5% of the Company's equity securities within the three-year period, an Ownership Change would have occurred.

                      If an Ownership Change of the Company were to occur, the amount of taxable income in any year (or portion of a year) subsequent to the Ownership Change that could be offset by NOLs or other carryovers existing (or "built-in") prior to such Ownership Change could not exceed the product obtained by multiplying (i) the aggregate value of the Company's stock immediately prior to the ownership change with certain adjustments by (ii) the federal long-term tax exempt rate (4.78% for April 1999). The Company would incur corporate income tax on any taxable income during a given year in excess of such limitation. Because the value of the Company's stock, as well as the federal long-term tax-exempt rate, fluctuate, it is impossible to state exactly the annual limitation upon the amount of taxable income of the Company that could be offset by such NOLs or other items if an Ownership Change were to occur on or subsequent to the Closing Date. However, at current values and rates, an Ownership Change would result in the Company's having available approximately $56,000 of NOLs for each year of the NOLs' remaining life. As the Company's NOLs begin to expire in material amounts in seven years, an Ownership Change at the current value of the Company's stock would mean that the Company would lose the availability of a very substantial portion of its existing NOLs. If an Ownership Change were to occur based on current values and rates, a maximum of $560,000 in NOLs would be available to the Company over a twenty-year period, as opposed to the current $5.3 million. The effect of such an Ownership Change would be to significantly defer the utilization of the NOLs, cause a substantial portion of the NOLs to expire prior to their use, accelerate the payment of federal income tax, and reduce stockholders' equity.

         DESCRIPTION OF THE TRANSFER RESTRICTION

                      THE FOLLOWING IS A BRIEF SUMMARY OF THE PROPOSED TRANSFER RESTRICTIONS. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PROPOSED TRANSFER RESTRICTIONS. ALL SHAREHOLDERS ARE URGED TO READ THE TRANSFER RESTRICTIONS SET FORTH IN THE ACCOMPANYING EXHIBIT B IN THEIR ENTIRETY.

                      Pursuant to the Transfer Restriction Amendment, a provision (the "Prohibited Transfer Provision") will be added to the Company's Certificate of Incorporation to protect against certain transfers of equity securities which could cause an Ownership Change prior to November 30, 2000. The Prohibited Transfer Provision would apply to all classes of the Company's stock, except stock of the Company specifically exempted. See "Prohibited Transfer Provision - Exceptions to Prohibited Transfer Provision".

         PROHIBITED TRANSFER PROVISION

                      The Prohibited Transfer Provision contained in Article Eighth of the Company's Certificate of Incorporation applies to transfers of the Common Stock and any other instrument that would be treated as "stock" (collectively, "382 Stock") prior to the expiration date of the NOLs. Under the Prohibited Transfer Provision, if a shareholder transfers or agrees to transfer 382 Stock, the transfer will be prohibited and void to the extent that (i) such transfer would cause the transferee to hold a "Prohibited Ownership Percentage" (as defined in the Certificate of Incorporation) (ii) such transfer would result in the tranferee's ownership increasing if the transferee has held a Prohibited Ownership Percentage within the three prior years or
         (iii) such transferee's ownership percentage already exceeds the Prohibited Ownership Percentage under applicable federal income tax rules.

                      A "Prohibited Ownership Percentage" is defined under the Prohibited Transfer Provision by reference to complex federal tax laws and regulations, but generally means the direct and indirect ownership of 4.5% or more (based on value) of 382 Stock or any other percentage that would cause a transferee to be considered to own 5 percent or more of the Company's 382 Stock (such shareholder, a 5-Percent Shareholder) under applicable federal income tax rules. This transfer restriction is intended to prevent any person or group of persons from becoming a "5-Percent Shareholder" of the Company and to prevent an increase in the percentage of ownership of any existing person or group of persons that constitutes a 5-Percent Shareholder. The Prohibited Transfer Provision does not prevent the transfer of 382 Stock between persons who do not hold a Prohibited Ownership Percent and contains certain exceptions. The use of a 4.5% limitation rather that a 5% limitation is intended to provide a margin of safety for market value fluctuations in avoiding an Ownership Change. All certificates representing 382 Stock that is subject to the restrictions of the Prohibited Transfer Provision will bear a conspicuous legend reflecting such restrictions.

                      The acquisition of 382 Stock from an individual or entity that is a 5-percent Shareholder would be deemed to result in the identification of a separate, segregated "Public Group" which is a new 5-Percent Shareholder. Consequently, the Prohibited Transfer Provision will prohibit certain transfers of equity interests by, and other actions involving, persons having a Prohibited Ownership Percentage, unless the transfer or other action is approved by the Company's Board of Directors in advance or permitted by a Company Board resolution.

                      Transfers covered by the Prohibited Transfer Provision include sales to persons whose resulting percentage ownership of shares would exceed the thresholds discussed above, or to persons whose ownership of shares would, by attribution, cause another person to exceed such thresholds, as well as sales by persons who exceeded such thresholds prior to the effectiveness of the restrictions. Numerous rules of attribution, aggregation and calculation prescribed under the Code (and related regulations) will be applied in determining whether the 4.5 % threshold has been met and whether a group of less than 5% shareholders will be treated as a "public group" that is a 5-Percent Shareholder under Section 382. As a result of these attribution rules, the transfer restrictions could result in prohibiting ownership of the Company's stock as a result of a change in the relationship between two or more persons or entities, or a transfer of an interest other than the Company's stock, such as an interest in an entity that, directly or indirectly, owns the Company's stock. The transfer restrictions may also apply to proscribe the creation or transfer of certain "options" in respect of the Company's stock generally to the extent that the exercise of the option would result in a proscribed level of ownership.

                      The transfer restrictions provide that the Company's transfer agent shall not record any transfer of the Company's stock purportedly transferred in excess of the threshold established in the restrictions. The transfer agent also has the right, prior to and as a condition to registering any transfers of the Company's stock on the Company's stock transfer records, to request an affidavit from the purported transferee regarding such transferee's actual and constructive ownership of the Company's stock, and if the transfer agent does not receive such affidavit or the affidavit evidences that the transfer would violate the transfer restrictions, the transfer agent is required to notify the Company and not to enter the transfer in the Company's stock transfer records. These provisions may result in the delay or refusal of certain requested transfers of the Company's stock.

                      Although the Prohibited Transfer Provision is intended to prevent transfers which would cause an Ownership Change, the Company may not be able to prevent every transaction that would cause an Ownership Change.

                      EXCEPTIONS TO THE PROHIBITED TRANSFER PROVISION. The Prohibited Transfer Provision does not apply to any transfer that has been approved in advance by the Company's Board of Directors, which is made in compliance with certain exceptions set forth in the Prohibited Transfer Provision or exceptions established from time to time by resolutions of the Company's Board of Directors. The Board may permit an otherwise prohibited transfer if it reasonably and in good faith determines that a waiver would be in the best interests of the Company.

                      TREATMENT OF PROHIBITED TRANSFERS. In addition to avoiding prohibited transfers, the Prohibited Transfer Provision provides a method of nullifying the effect of certain prohibited transfers after the transfers have purportedly occurred. If such a purported transfer is made in violation of the Prohibited Transfer Provision, the transferee (the "Purported Transferee") will not be recognized as the owner of the 382 Stock, including for purposes of voting and receiving dividends or other distributions in respect of such 382 Stock. If the Company's Board of Directors determines that such a purported transfer has violated the Prohibited Transfer Provision, the Company shall require the purported transferee to surrender the relevant 382 Stock and any dividends he or she has received on them to an agent designated by the Board (the "Agent"). The Agent will sell the 382 Stock in an arm's length transaction (on NASDAQ, if possible). If the Purported Transferee has resold the 382 Stock before receiving the Company's demand to surrender such 382 Stock, the Purported Transferee generally will be required to transfer to the Agent the proceeds of the sale and any distributions he or she has received on the 382 Stock. The net proceeds of the sale, after deduction of all costs incurred by the Company and the Agent, will be distributed first to the violating shareholder in an amount equal to the lesser of such proceeds or the cost incurred by the shareholder to acquire the 382 Stock, and the balance of the proceeds, if any, will be distributed to charities designated by the Company.

                      The Board may generally act as it deems advisable to prevent or to refuse to give effect to transfers in violation of the Prohibited Transfer Provision. For example, the Board may refuse to recognize a transfer on the books of the Company or the Company may institute proceedings to enjoin a transfer. In addition, if any person knowingly violates the Prohibited Transfer Provision, then the Company may collect from that person and all other persons controlling, controlled by or under common control with such person the amount necessary to put the Company in the same financial position as it would have been in had such violation not occurred.

         ENFORCEABILITY OF THE PROHIBITED TRANSFER PROVISION

                      Pursuant to New York State law, a restraint on alienation of corporate stock is generally enforceable so long as it effectuates a lawful purpose, is reasonable and is in accordance with public policy. The Company believes the Prohibited Transfer Provision is enforceable and is in the best interests of the Company and its shareholders. The Company will act vigorously to enforce the Prohibited Transfer Provision against all current and future holders of the Company's stock regardless of how they vote on the Prohibited Transfer Provision. However, provisions similar to the Prohibited Transfer Provision have not been tested in New York courts. Therefore, no assurance can be given that the Prohibited Transfer Provision will be enforceable against the Company's shareholders.

         ANTI-TAKEOVER EFFECT

                      Because some corporate takeovers occur through the purchase, in the public market or otherwise, by a potential acquirer of sufficient stock to give it control of a company, any provision that restricts the transferability of shares can have the effect of preventing such a takeover. Prior to its expiration on November 30, 2000, the Prohibited Transfer Provision therefore may be deemed to have an "anti-takeover" effect because it will restrict the ability of a person, entity or group from accumulating 4.5% or more of the stock of the Company in the aggregate and the ability of persons, entities or groups now owning 4.5% or more of the stock of the Company from acquiring additional securities. The Prohibited Transfer Provision would discourage or prohibit accumulations of substantial blocks of shares for which shareholders might receive a premium above market value.

                      The indirect "anti-takeover" effect of the Prohibited Transfer Provision is not the purpose of the Prohibited Transfer Provision. The Board of Directors considers the Prohibited Transfer Provision to be reasonable and in the best interests of the Company and its shareholders because the Prohibited Transfer Provision reduces the risk that the Company will be unable to utilize its available NOLs. In the opinion of the Board of Directors, the fundamental importance to the Company's shareholders of maintaining the availability of the NOLs to the Company is a more significant consideration than the indirect "anti-takeover" effect the Prohibited Transfer Provision may have.

         POSSIBLE EFFECT ON LIQUIDITY OF STOCK

                      The Prohibited Transfer Provision will restrict a shareholder's ability to acquire, directly or indirectly, additional stock of the Company in excess of the specified limitations. Furthermore, a shareholder's ability to dispose of his stock of the Company may be restricted as a result of the Prohibited Transfer Provision, and a shareholder's ownership of stock of the Company may become subject to the Prohibited Transfer Provision as a result of actions taken by persons related to that shareholder.

                      The affirmative vote of a majority of all outstanding shares of Common Stock entitled to vote at the annual meeting is required for the adoption of the proposed amendment.

                      The Company's Board of Directors recommends that shareholders vote "FOR" approval of the Amendment to the Company's Certificate of Incorporation to incorporate the Prohibited Transfer Provision.

                              SHAREHOLDER PROPOSALS

                      The eligibility of shareholders to submit proposals, the proper subjects of shareholder proposals and other governing shareholder proposals are regulated by the rules (the "Shareholder Proposal Rules") adopted under Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive office, 66 Field Point Road, Greenwich, CT 06830, no later than Friday, January 7, 2000.

                      In addition, in accordance with recent amendments to the Shareholder Proposal Rules, written notice of the shareholder proposals to be submitted outside of Rule 14a-8 described above for consideration at the 2000 Annual Meeting of Shareholders but not to be included in the Company's proxy materials must be received by the Company, at the address set forth in the preceding paragraph, on or before Friday, March 17, 2000, in order to be considered timely for purposes of the Shareholder Proposal Rules. The persons designated as proxies by the Company in connection with 2000 Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal of which the Company did not receive timely notice.

                              COST OF SOLICITATION

                      The cost of soliciting proxies will be borne by the Company. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries, if any, for reasonable out-of-pocket expenses incurred by them in connection with forwarding solicitation materials to beneficial owners of Common Stock held of record by such persons. Solicitation by the Company will be primarily by mail.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

                      A copy of the Company's Form 10-K for the fiscal year ended October 31, 1998, including all statements and schedules (but without exhibits), as filed with the Securities and Exchange Commission, is included herewith.

                      The information under the headings "Compensation Committee Report", Compensations Program Components", "Discussion of 1998 Compensation for the Chief Executive Officer" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C, other than as provided in Item 402 of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and , unless specific references is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXHIBIT A
                              MEGADATA CORPORATION

                            1999 STOCK INCENTIVE PLAN


         SECTION 1.        PURPOSES

                  The purposes of the Megadata Corporation 1999 Stock Incentive Plan (the "Plan") are (i) to enable Megadata Corporation (the "Company") and its Related Companies (as defined below) to attract, retain, and reward employees and strengthen the existing mutuality of interests between such employees and the Company's stockholders by offering such employees an equity interest in the Company, and (ii) to enable the Company to pay part of the compensation of its Outside Directors (as defined in Section 5.2) in shares of the Company's common stock and options to purchase the Company's common stock, thereby increasing such director's proprietary interests in the Company, and
         (iii) to enable the Company to pay all or part of the compensation of its Consultants (as defined in Section 5.2) in shares of the Company's common stock and options to purchase the Company's common stock, thereby increasing such Consultants proprietary interests in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

         SECTION 2.        TYPES OF AWARDS

         2.1 Awards to employees under the plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; (v) Bonus Stock: (vi) Loans; and/or (vii) Tax Offset Payments. Outside Directors may receive only Stock Options and Limited Stock Appreciation Rights as provided in Section 15; Consultants may receive only Stock Options and Consultants' Stock Grants as provided in
         Section 15.6.

         2.2 An eligible employee, Outside Director or Consultant may be granted one or more types of awards, which may be independent or granted in tandem. If two awards are granted in tandem, the employee, Outside Director or Consultant may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.


         SECTION 3.        ADMINISTRATION

         3.1 The Plan shall be administered by the Company's Board of Directors (the "Board") or such committee of Directors as the Board shall designate (the "Committee"), which shall consist of not less than three Directors each of whom is (a) a disinterested person, as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule, and (b) an outside director satisfying the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code"). The members of the Committee shall serve at the pleasure of the Board.

         3.2 The Committee shall have the following authority with respect to awards under the Plan other than awards to Outside Directors: to recommend awards to eligible employees and Consultants under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and awards granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, except with respect to awards to Outside Directors, the Committee shall have the authority:

                  (a) to recommend whether and to what extent any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

                  (b) to recommend the employees and Consultants to whom awards will be granted;

                  (c) to recommend the number of shares of the common stock of the Company (the "Stock") to be covered by each award granted hereunder subject to the limitations contained herein;

                  (d) to recommend the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based solely on such performance objectives (the "Performance Objectives");

                  (e) to recommend the treatment of awards upon an employee's (or Consultant's) retirement, disability, death, termination for cause or other termination of employment;

                  (f) to recommend pursuant to a formula or otherwise the fair market value of the Stock on a given date; provided, however, that if the Committee fails to recommend or the Board of Directors fails to make a determination, fair market value of the Stock on a given date shall be the closing sale price on a given date, or if no such sale of Stock occurs on such date, the weighted average of the closing sale price on the nearest trading dates before and after such date;

                  (g) to recommend that awards equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the grantee currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the grantee, or that the grantee has no rights with respect to such dividends;

                  (h) to recommend whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of a grantee, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

                  (i) to recommend that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the grantee shall be required to offer to the Company any shares that the grantee wishes to sell, subject to such terms and conditions as the Committee may specify;

                  (j) to recommend amendment of the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and;

                  (k) to recommend substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

                  All awards and the other matters identified above will require the approval of the Company's Board of Directors, and the Board of Directors shall have the authority to take any of the actions identified above regardless of whether such action is recommended by the Committee. The Board may delegate to the Committee any of the powers of the Board specified herein.

                  Each option or Stock or other award granted under this Plan shall be evidenced by an Option Agreement or Award Agreement between the Company and the grantee of the award.

         3.3 The Board shall have the right to designate awards as "Performance Awards." Awards so designated shall be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Board based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and which the Board may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies; sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.

                  The Performance Objectives for a particular Performance Award relative to a particular fiscal year shall be established by the Board in writing no later than 90 days after the beginning of such year. The Board's determination as to the achievement of Performance Objectives relating to a Performance Objective shall be made in writing. The Board shall have discretion to modify the Performance Objective or vesting conditions of a Performance Award only to the extent that the exercise of such discretion would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of
         Section 162(m) of the Code.

         3.4 With respect to awards to Outside Directors, the Board shall have the authority to interpret the Plan; to adopt, amend, and rescind administrative regulations to further the purposes of the Plan; and to take any other action necessary to the proper operation of the Plan. However, the Board shall have no discretion to vary the amount or terms of awards as set forth in Section 15, except as provided in Section 4.4.

         3.5 All determinations made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

         3.6 The Board may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Securities and Exchange Act of 1934 or Performance Awards. The Board shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

         SECTION 4.        STOCK SUBJECT TO PLAN

         4.1 The total number of shares with respect to which awards may be issued under the Plan shall be 250,000 shares of the Company's common stock, of which 175,000 shares shall be used for awards for employees and 75,000 shares shall be used for awards to Outside Directors and Consultants ( all subject to adjustments as provided below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other award in cash shall not count against this share limit.

         4.2 To the extent a Stock Option terminates without having been exercised, or an award terminates without the award holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for grants under the Plan.

         4.3 No employee shall be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, and/or Bonus Stock, or any combination of the foregoing with respect to more than 100,000 shares of Stock under the Plan in any fiscal year (subject to adjustment as provided in Section 4.4). No employee shall be granted a Tax Offset Payment in any fiscal year with respect to more than the number of shares of Stock covered by awards granted to such employee in such fiscal year.

         4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Board in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares as to which awards may be granted to any individual in any calendar year, the number of shares subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event of a change described in this Section 4.4 occurs, the Board shall make the appropriate adjustment in the awards previously granted and to be granted to Outside Directors under the Plan; provided that no such adjustment shall increase the aggregate value of any outstanding award.

         SECTION 5.        ELIGIBILITY

         5.1 Employees of the Company or a Related Company, including employees who are officers and/or directors of the Company, are eligible to be granted awards under the Plan, other than under Section 15. Except as provided in Section 5.2, persons who are not employees are not eligible to be granted awards under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

         5.2 Awards under Section 15 of the Plan shall be made solely to Outside Directors and Consultants. "Outside Director" shall mean any director of the Company other than one who is an employee of the Company or a Related Company. "Consultant" shall mean a person (other than an Outside Director) who provides services to the Company or a Related Company in a capacity other than that of an employee.

         SECTION 6.        STOCK OPTIONS

         6.1 The Stock Options awarded to employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

         6.2 Subject to the following provisions, Stock Options awarded to employees under the Plan shall be in such form and shall have such terms and conditions as the Board may determine:

                  (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board, and may not be less than the fair market value of the Stock on the date of the award of the Stock Option.

                  (b) OPTION TERM. The term of each Stock Option shall be fixed by the Board. However, unless determined to the contrary, the term of the stock option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service.

                  (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms as shall be determined by the Board. The Board may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part. However, unless determined to the contrary, all options shall vest 33-1/3% on each of the first, second, and third anniversary of the grant provided however, that no option shall vest in whole or in part prior to November 30, 2000. Any option granted prior to November 30, 1999, shall have its first anniversary date on November 30, 2000, with subsequent anniversaries on each November 30th of the following years.

                  (d) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner and on such terms as the Board may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, "cashless exercise", any other manner permitted by law determined by the Board, or any combination of the foregoing. If the Board determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Board provides otherwise, a number of the shares received upon such exercise equal to the number of shares of restricted Stock so used shall be restricted in accordance with the original terms of the Restricted Stock award.

                  (e) NO STOCKHOLDER RIGHTS. An optionee shall have neither rights to dividends nor other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

                  (f) NON-TRANSFERABILITY. Unless otherwise provided by the Board, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

                  (g) TERMINATION OF EMPLOYMENT. Following the termination of an optionee's employment with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Board and the Board may provide that upon termination of employment all options and awards are forfeited and are no longer exercisable. The Board may provide different post-termination exercise provisions with respect to termination of employment for different reasons. The Board may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

         6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Otpion shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after the effective date of the Plan specified in
         Section 19. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (a) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or (b) be exercisable more than five years after the date such Incentive Stock Option is awarded.

         SECTION 7.        STOCK APPRECIATION RIGHTS

         7.1 A Stock Appreciation Right awarded to an employee shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Board, equal in value to the excess of the fair market value of the number of shares of Stock as to which the award is granted on the date of exercise over an amount specified by the Board. Any such award shall be in such form and shall have such terms and conditions as the Board may determine. The grant shall specify the number of shares of Stock as to which the Stock Appreciation Right is granted.

         7.2 The Board may provide that a Stock Appreciation Right awarded to an employee may be exercised only within the 60-day period following occurrence of a Change of Control (as defined in Section 17.2)(such Stock Appreciation Right being referred to herein as a Limited Stock Appreciation Right). The Board may also provide that in the event of a Change of Control the amount to be paid upon an employee's exercise of a Stock Appreciation Right shall be based on the Change of Control Price (as defined in Section 17.3)

         SECTION 8.        RESTRICTED STOCK

         Subject to the following provisions, all awards of Restricted Stock to employees shall be in such form and shall have such terms and conditions as the Board may determine:

                  (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Board may determine.

                  (b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee's name, but the Board may direct that such certificates be held by the Board on behalf of the employee. Except as may be permitted by the Board, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death), free of all restrictions.

                  (c) The Board may provide that the employee shall have the right to vote or receive dividends on Restricted Stock. Unless the Board provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

                  (d) Except as may be provided by the Board, in the event of an employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Board may provide that (i) any purchase price paid by the employee shall be returned to the employee or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the employee.

                  (e) The Board may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock, other than Performance Awards whose vesting was made subject to satisfaction of one or more Performance Objectives (except that the Board may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

         SECTION 9.        DEFERRED STOCK AWARDS

                  Subject to the following provisions, all awards of Deferred Stock to employees shall be in such form and shall have such terms and conditions as the Board may determine:

                  (a) The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded to any employee and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred. The Board may condition the grant or vesting of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the attainment of specified Performance Objectives or such other criteria as the Committee may determine.

                  (b) Except as may be provided by the Board, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

                  (c) At the expiration of the Deferral Period, the employee (or his or her designated beneficiary in the event of death) shall receive
         (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the fair market value of such Stock, or (iii) a combination of shares and cash, as the Committee may determine.

                  (d) In the event of an employee's termination of employment before the Deferred Stock has vested, his or her Deferred Stock award shall be forfeited.

                  (e) The Board may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock award, other than with respect to Performance Awards (except that the Board may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

         SECTION 10.       BONUS STOCK

                  The Committee may award Bonus Stock to an eligible employee subject to such terms and conditions as the Committee shall determine, provided no person who is the beneficial owner of 5% or more of the outstanding shares of the Company shall be entitled to receive such an award. The grant of Bonus Stock may be conditioned upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine. The Board may waive such conditions in whole or in part other than with respect to Performance Awards (except that the Board may waive conditions or restrictions with respect to Performance Awards if such waiver would not cause the Performance Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code). The Board shall also have the right to eliminate or reduce the amount of Bonus Stock otherwise payable under an award. Unless otherwise specified by the Board, no money shall be paid by the recipient for Bonus Stock. Alternatively, the Board may offer eligible employees the opportunity to purchase Bonus Stock at a discount from its fair market value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Stock which are not subject to restriction.

         SECTION 11.       LOANS

                  The Board may provide (except with respect to a person who is the beneficial owner of 5% or more of the outstanding shares of the Company) that the Company shall make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option award under the Plan, with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder or with respect to any taxes arising from an award hereunder: provided, however, that the Company shall not loan to an employee more than the sum of (i) the excess of the purchase or exercise price of an award over the par value of any shares of Stock awarded plus (ii) the amount of any taxes arising from such award. The Board shall have full authority to decide whether a loan will be made hereunder and to determine the amount, term and provisions of any such loan, including the interest rate to be charged, whether the loan will be with or without recourse against the borrower, any security for the loan, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

         SECTION 12.       TAX OFFSET PAYMENTS

                  The Board may provide for a Tax Offset Payment by the Company to an employee (except with respect to a person who is the beneficial owner of 5% or more of the outstanding shares of the Company) with respect to one or more awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Board, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable award and the receipt of the Tax Offset Payment, assuming that the employee is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash.

         SECTION 13.       ELECTION TO DEFER AWARDS

                  The Board may permit an employee to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Board.

         SECTION 14.       TAX WITHHOLDING

         14.1 Each employee shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

         14.2 To the extent permitted by the Board, and subject to such terms and conditions as the Board may provide, an employee may elect to have the withholding tax obligations, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock. Alternatively, the Board may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

         SECTION 15. STOCK OPTIONS, LIMITED STOCK APPRECIATION RIGHTS AND STOCK GRANTS FOR OUTSIDE DIRECTORS AND CONSULTANTS

         15.1 (a) INITIAL GRANT. Each person who is an Outside Director on the date of adoption of the Plan by the Stockholders shall be granted automatically (without action of the Board) on such date a Stock Option to purchase 15,000 shares. Each person who becomes an Outside Director after such date shall be granted, on the first trading day coincident with or immediately following the effective date of his or her election as an Outside Director, a Stock Option to purchase 15,000 shares, or such lesser amount as is approved by the Board of Directors.

                  (b) For purposes of this Section 15.1, the term trading day shall mean a day on which the Stock is traded on a national securities exchange, on the NASDAQ National Market, or in the over-the-counter market.

         15.2 Stock Options granted under this Section 15 shall be Non-Qualified Stock Options, and shall have the following terms and conditions:

                  (a) OPTION PRICE. The option price per share of Stock purchasable under the Stock Option shall be equal to the closing sales price of the Stock on the date the Stock Option is granted.

                  (b) TERM OF OPTION. The term of the Stock Option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service, as set forth in paragraphs (e) and (f) below.

                  (c) EXERCISABILITY. Subject to paragraphs (e) and (f) below, each Stock Option granted to an Outside Director currently serving shall vest with respect to 33-1/3% of the underlying shares on November 30, 2000, and an additional 33-1/3% on November 30, 2001, and the balance on November 30, 2002, provided that the optionee is a director of the Company on each such date. The minimum number of shares with respect to which a Stock Option may be exercised is the lesser of 100 shares or the number of shares then subject to the Stock Option. Options granted subsequently shall vest 33-1/3% on each of the first, second, and third anniversaries of the date of grant, but in no event prior to November 30, 2000. Any option granted prior to November 30, 1999, shall have its first anniversary date on November 30, 2000, with subsequent anniversaries on each November 30th of the following years.

                  (d) METHOD OF EXERCISE. The Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash (including cash equivalents) or by delivery of shares of Stock already owned by the optionee for at least six months, or by any combination or the foregoing. Shares delivered upon payment of the exercise price shall be valued at the average of the high and low sales price of the Stock on the date of exercise (or, if the Stock is not traded on such date, at the weighted average of the high and low prices on the nearest trading dates before and after such date).

                  (e) TERMINATION OF SERVICE OF DIRECTORS. If an Outside Director's status as a director is terminated for any reason, such director's Stock Options may be exercised for three years following such termination of service (but not beyond the Option term), but only to the extent such Options were vested on the date of termination of service.

                  (f) CHANGE OF CONTROL. Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control (as defined in Section 17.2), all Outside Directors' Stock Options outstanding at the time of such Change of Control shall become immediately vested and exercisable for three years after the director's termination service (but not beyond the option term).

                  (g) NON-TRANSFERABILITY. Outside Directors' Stock Options shall not be transferable by the optionee other than by laws of descent and distribution. During an optionee's lifetime, all Outside Directors' Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

                  (h) SHAREHOLDER RIGHTS. The holder of an Outside Directors' Stock Option shall, as such, have none of the rights of a shareholder.

         15.3 LIMITED STOCK APPRECIATION RIGHTS IN TANDEM WITH OPTIONS. Each Stock Option granted to an Outside Director under this Section 15 shall be granted in tandem with a Limited Stock Appreciation Right which may be exercised only within the 60-day period following a Change of Control (as defined in Section 17.2). Upon exercise of the Limited Stock Appreciation Right, the holder shall receive, for each share with respect to which the Limited Stock Appreciation Right is exercised, an amount equal in value to the excess of the Change of Control Price (as defined in Section 17.3) over the exercise price of the related Stock Option. The Limited Stock Appreciation Right shall be payable solely in cash, and shall be within 30 days of the exercise of the Limited Stock Appreciation Right.

         15.4 Notwithstanding the foregoing, if on any date on which awards are to be granted under this Section 15 the remaining shares available for issuance to Outside Directors and consultants are insufficient to enable each Outside Director to receive the Stock Option and/or Quarterly Stock Grant to which he or she is entitled, then: (a) no award shall be made on such date to any Consultant; and (b) each Outside Director who is entitled to be granted an award pursuant to this Section 15 on such date shall be granted a Stock Option to purchase and/or a Quarterly Stock Grant with respect to, his or her pro rata portion of such remaining shares.

         15.5 From time to time the Board, at its sole discretion, may elect to award to Consultants of the Company, Stock Options to purchase shares of the Company's Stock. In addition, the Board, at its sole discretion, may award shares of Stock to such Consultants. These awards may be granted whenever the Board determines that issuing such options or shares will be in the best interests of the Company, or as a direct payment to be made the Consultant in lieu of a cash payment for services to be rendered to the Company. Such Awards granted to Consultants under this section will be considered non repetitive, "one time" awards, and will carry with them such terms, conditions, and restrictions as the Board shall prescribe, provided however, that Stock options granted to Consultants shall also be subject to Section 15.2 (as applicable).


         SECTION 16        AMENDMENTS AND TERMINATION

                  The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. The provisions of Section 15 shall not be amended more than once every six months, other than to conform with the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule), Sections 162(m) or 422 of the Code, or other regulatory requirements.

         SECTION 17.       CHANGE OF CONTROL

         17.1 In the event of a Change of Control, unless otherwise determined by the Board at the time of grant or by amendment (with the holder's consent) of such grant:

                  (a) all outstanding Stock Options and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;

                  (b) the restrictions and deferral limitations applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

                  (c) to the extent the cash payment of any award is based on the fair market value of Stock, such fair market value shall be the Change of Control Price.

         17.2 A "Change of Control" shall be deemed to occur subsequent to the date of the Plan on:

                  (a) the date that any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (other than the Company and its subsidiaries as determined immediately prior to that date) has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Securities Exchange Act of
         1934) of securities of the Company representing 25% or more of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board, unless such person has acquired 80% or more of such securities directly from the Company;

                  (b) the date on which one-third or more of the members of the Board shall consist or persons other than Current Directors (for these purposes, a "Current Director" shall mean a member of the Board on the effective date of the Plan, as well as any member of the Board whose nomination or election has been approved by a majority of the Current Directors then on the Board);

                  (c) consummation of a merger or consolidation of the Company with another corporation where the Company is not the surviving entity and where (i) the stockholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger; or

                  (d) consummation of an agreement providing for the sale or disposition of all or substantially all of the assets of the Company.

         17.3 "Change of Control Price" means the highest price per share paid in any transaction reported in the NASDAQ National Market or on any national securities exchange where the Stock is traded, or paid or offered in any transaction related to a Change of Control at any time during the 90-day period ending with the Change of Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Change of Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

         SECTION 18.       GENERAL PROVISIONS

         18.1 Each award under the Plan shall be subject to the requirement that, if at any time the Board shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.

         18.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee, Outside Director or Consultant any right to continued service in any capacity.

         18.3 Determinations by the Board under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

         18.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                  18.5 This Plan shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 19.       EFFECTIVE DATE OF PLAN

                      The provisions of the Plan with respect to Outside Directors were adopted and shall be effective on March 23, 1999, and the provisions of the Plan with respect to employees were adopted and shall be effective on March 23, 1999, and the provisions of the Plan with respect to Consultants were adopted and shall be effective on March 23, 1999, in each case subject to the approval by the Company's stockholders at the 1999 Annual Meeting of Stockholders.

         SECTION 20.  DURATION

                      The Plan shall terminate on the earliest to occur of: (i) the adoption of a resolution of the Company's Board of Directors terminating the Plan; (ii) the date all shares of Common Stock subject to the Plan are purchased according to the Plan's provisions; or (iii) ten years from the effective date of the Plan.

    EXHIBIT B
                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              MEGADATA CORPORATION


                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


                     The undersigned, President and Secretary of MEGADATA CORPORATION, a corporation organized and existing under the Business Corporation Law of the State of New York (the "Corporation"), hereby certify that

    FIRST. The name of the Corporation is MEGADATA CORPORATION, and the name under which the Corporation was originally incorporated is BELLOK DEVICES INC.

    SECOND. The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on January 3, 1967 and amendments to the Certificate of Incorporation were subsequently duly filed and recorded.

    THIRD. To increase the total number of shares which the Corporation is authorized to issue, ARTICLE FOURTH, which provides the Corporation with the authority to issue five million (5,000,000) common shares, having a par value of $0.01 per share, is amended to read in full as follows: "The aggregate number of shares which the Corporation shall have authority to issue is ten million (10,000,000) common shares, having a par value of $0.01 per share."

    FOURTH. An ARTICLE EIGHTH is added to the Certificate of Incorporation to read in full as follows:

    EIGHTH:

              I. CERTAIN RESTRICTIONS ON THE TRANSFER OF STOCK. In order to preserve the Tax Benefits (as such term is hereinafter defined), the restrictions set forth below shall apply for the period beginning on the ARTICLE EIGHTH Effective Date (as such term is hereinafter defined) and ending on the Expiration Date (as such term is hereinafter defined), unless the Board of Directors shall fix an earlier or later date in accordance with
    Section VI of this ARTICLE EIGHTH:

    A.   DEFINITIONS.

    (1) ARTICLE EIGHTH EFFECTIVE DATE. __________ __, 1999, which date is the date of the filing of this Amendment to the Corporation's Certificate of Incorporation with the Department of State of the State of New York.

    (2) CONTROL. The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person (as such term is hereinafter defined), whether through the ownership of voting securities, by contract, or otherwise. Such definition shall also apply to the terms "controlling," "controlled by" and "under common control with."

    (3) EXPIRATION DATE. November 30, 2000.

    (4) INTERNAL REVENUE CODE. The Internal Revenue Code of 1986, as amended. Any reference to a particular Section or provision of the Internal Revenue Code shall be deemed to also refer to any successor Section or provision having similar effect.

    (5) OWNERSHIP CHANGE. An "ownership change" with respect to the Company, as that term is used in Section 382(g) of the Internal Revenue Code and Treasury Regulations Section 1.382-2T(a)(1).

    (6) OTHER PERMITTED HOLDERS. Any Person which has a Prohibited Ownership Percentage permitted under this Section I, whether pursuant to a consent of the Board of Directors or otherwise.

    (7) PERSON. Any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization, or any other entity described in Treasury Regulations Section 1.382-3(a)(l)(i).

    (8) PROHIBITED OWNERSHIP PERCENTAGE. Any ownership in the Company that would cause a Person or Public Group (as such term is hereinafter defined) to be a "5-percent shareholder" of the Company within the meaning of Treasury Regulations Section 1.382-2T(g)(l)(i) or (ii). For this purpose, whether a Person or Public Group would be a "5-percent shareholder" shall be determined (u) by substituting "4.5 percent" for "5 percent" each place it appears in such provisions, (v) without giving effect to the following provisions: Treasury Regulations Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii), (w) by treating every Person or Public Group which owns Stock, whether directly or by attribution, as directly owning such Stock notwithstanding any further attribution of such Stock to other Persons and notwithstanding Treasury Regulations Section 1.382-2T(h)(2)(i)(A), (x) by substituting the term "Person" in place of "individual" in Treasury Regulations Section 1.382-2T (g)(1)(i), (y) by taking into account ownership of Stock at any time during the "testing period' as defined in Treasury Regulations Section 1.382-2T(d)(1), and (z) by treating each day during the testing period as if it were a "testing date" as defined in Treasury Regulations Section 1.382-2(a)(4). In addition, for the purpose of determining whether any Person or Public Group has a Prohibited Ownership Percentage as of any date, the definition of Stock set forth in Subparagraph A(10) of this Section I shall be applied in lieu of the definition in Treasury Regulations Section 1.382-2T(f)(18), except that any option shall be treated as Stock only to the extent that treating it as Stock would cause an increase in ownership of such Person and such option would be deemed exercised pursuant to Treasury Regulations in effect from time to time (disregarding whether treating such option as exercised would cause an ownership change).

    (9) PUBLIC GROUP. A "public group" with respect to the Company, as that term is used in Treasury Regulations Section 1.382-2T(f)(13), excluding any "direct public group" with respect to the Company, as that term is used in Treasury Regulations Section 1.382-2T(j)(2)(ii).

    (10) STOCK. All classes of stock of the Company, all options to acquire stock of the Company and all other interests that would be treated as stock in the Company pursuant to Treasury Regulations Section 1.382-2T(f)(18)(iii), other than (x) stock described in Section 1504(a)(4) of the Internal Revenue Code and (y) stock that would be described in such
    Section 1504(a)(4) but is not so described solely because it is entitled to vote as a result of dividend averages. As used in this ARTICLE EIGHTH, the term "option" shall have the meaning set forth in Treasury Regulations
    Section 1.382-2T(h)(4).

    (11) TAX BENEFITS. The net operating loss carryovers and capital loss carryovers to which the Company is entitled under the Internal Revenue Code, free of restrictions under Section 382 of the Internal Revenue Code.

    (12) TESTING DATE ACTION. Any Transfer or acquisition of Stock or any other action (including the acquisition or issuance of an option to Transfer or acquire Stock), if the effect of such Transfer, acquisition or other action would be to cause a "testing date" with respect to the Company within the meaning of Treasury Regulations Section 1.382-2(a)(4), determined by treating every Person and Public Group which has a Prohibited Ownership Percentage as a 5-percent shareholder as used in such Section.

    (13) TRANSFER. Any means of conveyance of legal or beneficial ownership of Stock, whether such ownership is direct or indirect, voluntary or involuntary, including, without limitation, an indirect transfer of ownership through the transfer of any ownership interest of any entity that owns Stock.

    (14) TRANSFEREE UNDERTAKING. A duly executed written undertaking for the benefit of the Company by any transferee pursuant to which the transferee agrees that (i) it will not take any of the following actions without the prior consent of the Board of Directors: (x) acquire any additional Stock,
    (y) Transfer any Stock in violation of Paragraph B of this Section I, or (z) take or cause to be taken any Testing Date Action, (ii) upon request by the Company, it will furnish or cause to be furnished to the Company all certificates representing Stock held of record or beneficially, directly or indirectly, by it or by any Person, controlling, controlled by or under common control with it for the purpose of placing a legend on such certificates to reflect the undertakings described in clause (i) above,
    (iii) it acknowledges that "stop transfer" orders may be entered with the transfer agent (or agents) and the registrar (or registrars) of Stock against the transfer of Stock subject to the undertakings described in clause (i) above except in compliance with the requirements of such undertakings, and (iv) it will agree to such other actions and remedies as the Company may reasonably request in order to preserve the Tax Benefits.

    (15) TREASURY REGULATIONS. The regulations promulgated by the Secretary of the Treasury under the Internal Revenue Code. Any reference to a particular Treasury Regulation or Section or provision thereof shall be deemed to also refer to any successor Regulation or Section or provision having similar effect.

    B.   TRANSFER RESTRICTIONS.

    The following Transfers and actions shall be prohibited, unless (i) the Board of Directors has consented to such transfer and (ii) the transferee has entered into a Transferee Undertaking:

    (1) GENERAL. No Person shall Transfer any Stock to any other Person to the extent that such Transfer, if effected, (i) would cause the transferee or any Person or Public Group to have a Prohibited Ownership Percentage, or
    (ii) would increase the ownership percentage of any transferee or any Person or Public Group having a Prohibited Ownership Percentage within the three-year period ending on and including the date of such Transfer.

    (2) ADDITIONAL RESTRICTIONS ON TRANSFERS INVOLVING OTHER PERMITTED HOLDERS. In addition to the restrictions under Subparagraph B(1) above, (i) no Other Permitted Holder shall Transfer any Stock, and no other Person shall Transfer any Stock to an Other Permitted Holder, if, in either case, such Transfer would constitute a Testing Date Action, and (ii) no Other Permitted Holder shall take any other action that would constitute a Testing Date Action.

    (3) ADDITIONAL RESTRICTIONS UNDER TRANSFEREE UNDERTAKINGS. In addition to the restrictions under Subparagraph B(l) above, (i) no Person who has delivered a Transferee Undertaking shall Transfer any Stock, and no Person shall Transfer any Stock to any Person who has delivered a Transferee Undertaking, if, in either case, such Transfer would result in a violation of such Transferee Undertaking, and (ii) no Person who has delivered a Transferee Undertaking shall take or cause to be taken any other action that would constitute a Testing Date Action.

    C. PERMITTED TRANSFERS. Unless otherwise restricted under Paragraph B of
    Section I or under a Transferee Undertaking or other agreement, Transfers of Stock may be made without the consent of the Board of Directors.

    D. WAIVERS. Notwithstanding anything herein to the contrary, the Board of Directors may waive any of the restrictions contained in Paragraph B of this
    Section I of this ARTICLE EIGHTH: (1) in the event of a tender or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended, to acquire Stock constituting more than fifty percent in value of the outstanding Common Stock of the Company, so long as such waiver shall apply to all Transfers pursuant to such tender or exchange offer; (2) in connection with any Transfers of Stock in connection with underwritten offerings of such Stock; (3) in connection with any investment in or acquisition of a business or any business combination involving the Company or any subsidiary of the Company; and (4) in any other instance in which the Board of Directors reasonably and in good faith determines that a waiver would be in the best interests of the Company.

              II. ATTEMPTED TRANSFER IN VIOLATION OF TRANSFER RESTRICTIONS. Unless the consent or waiver of the Board of Directors is obtained and except as provided in Paragraph C of Section II below, any attempted Transfer of shares of Stock of the Company in excess of the shares that could be Transferred to the transferee without restriction under Paragraph B of Section I above shall not be effective to transfer ownership of such excess shares (the "Prohibited Shares") to the purported acquiror thereof (the "Purported Acquiror"), and the Purported Acquiror shall not be entitled to any rights as a shareholder of the Company with respect to the Prohibited Shares, including, without limitation, the right to vote or to receive dividends with respect thereto. Nothing contained in this ARTICLE EIGHTH shall preclude the settlement of any transaction involving Stock entered into through the facilities of any national securities exchange. The application of the provisions and remedies described in the first sentence of this Section II and in Paragraphs A, B and C of this Section II this shall be deemed not to so preclude any such settlement. Paragraphs A, B and C below shall apply only in the case of violations of the restrictions contained in Subparagraph B(l) of Section I above.

    A. TRANSFER OF CERTIFICATES; SALE OF STOCK. Upon demand by the Company, the Purported Acquiror shall transfer any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, together with any dividends or other distributions paid by the Company with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent to be designated by the Company (the "Agent"). If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arm's-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares for the Agent, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to Paragraph B of this Section II if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Prohibited Shares by the Purported Acquiror, other than a transfer described in one of the two preceding sentences (unless such transfer itself violates the provisions of this ARTICLE EIGHTH), shall not be effective to transfer any ownership of the Prohibited Shares.

    B. ALLOCATION AND DISTRIBUTION OF PROCEEDS. The Agent shall sell to a Person whose ownership of such shares would not exceed the Prohibited Owner Percentage in an arm's-length transaction any Prohibited Shares transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sales Proceeds"), or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the following amount: (1) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares and (2) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions (such excess amount and Prohibited Distributions are collectively the "Subject Amounts"), shall be transferred to an entity designated by the Company that is described in Section 501(c)(3) of the Internal Revenue Code (the "Designated Charity"). In no event shall any such Prohibited Shares or Subject Amounts inure to the benefit of the Company or the Agent, but such Subject Amounts may be used to cover expenses incurred by the Agent in performing its duties.

    C. LIMITATION ON ENFORCEABILITY. Notwithstanding anything herein to the contrary, with respect to any Transfer of Stock which would cause a Person or Public Group (the "Prohibited Party") to violate a restriction provided for in Subparagraph B(l) of Section I above only on account of the attribution to the Prohibited Party of the ownership of Stock by a Person or Public Group which is not controlling, controlled by or under common control with the Prohibited Party, which ownership is nevertheless attributed to the Prohibited Party, Subparagraph B(l) of Section I above shall not apply in a manner that would invalidate such Transfer. In such case, the Prohibited Party and any Persons controlling, controlled by or under common control with the Prohibited Party (collectively the "Prohibited Party Group") shall automatically be deemed to have disposed of, and shall be required to dispose of, sufficient shares of Stock (which shares shall consist only of shares held legally or beneficially, whether directly or indirectly, by any member of the Prohibited Party Group, but not shares held through another Person, other than shares held through a Person acting as agent or fiduciary for any member of the Prohibited Party Group, and which shares shall be disposed of in the inverse order in which they were acquired by members of the Prohibited Party Group) to cause the Prohibited Party, following such disposition, not to be in violation of Subparagraph B(1) of Section I above, provided that in the event no member of the Prohibited Party Group (i) is an Other Permitted Holder and (ii) had any actual knowledge that such Transfer was prohibited under Subparagraph 8(1) of Section I above, such disposition shall only be effected to the extent necessary in order to prevent an Ownership Change. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of shares which are deemed to be disposed of shall be considered Prohibited Shares and shall be disposed of through the Agent as provided in Paragraph B of this Section II, except that the maximum amount payable to the Prohibited Party in connection with such sale shall be the fair market value of the Prohibited Shares at the time of the Prohibited Transfer.

    D. OTHER REMEDIES. In the event that the Board of Directors determines that a Person proposes to take any action in violation of Paragraph B of Section I above, or in the event that the Board of Directors determines after the fact that an action has been taken in violation of Paragraph B of Section I, the Board of Directors, subject to the second and third sentences of the introductory paragraph of this Section II, may take such action as it deems advisable to prevent or to refuse to give effect to any Transfer or other action which would result, or has resulted, in such violation, including, but not limited to, refusing to give effect to such Transfer or other action on the books of the Company or instituting proceedings to enjoin such Transfer or other action. If any Person shall knowingly violate Paragraph B of Section I, then that Person and all other Persons controlling, controlled by or under common control with such Person shall be jointly and severally liable for, and shall pay to the Company, such amount as will, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the Company as a result of such loss, put the Company in the same financial position as it would have been in had such violation not occurred.

              III.PROMPT ENFORCEMENT AGAINST PURPORTED ACQUIROR. Within 30 business days of learning of a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock to a Prohibited Party, the Company through its Secretary shall demand that the Purported Acquiror or Prohibited Party surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror or Prohibited Party within 30 business days from the date of such demand, the Company shall institute legal proceedings to compel such surrender provided, however, that nothing in this Section III shall preclude the Company in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the Company to act within the time periods set out in this Section III shall not constitute a waiver of any right of the Company to compel any transfer required by Section II above. Upon a determination by the Board of Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock to a Prohibited Party or any other violation of Paragraph B of Section I above, the Board of Directors may authorize such additional action as it deems advisable to give effect to the provisions of this ARTICLE EIGHTH, including, without limitation, refusing to give effect on the books of the Company to any such purported Transfer or instituting proceedings to enjoin any such purported Transfer.

              IV. OBLIGATION TO PROVIDE INFORMATION. The Company may require as a condition to the registration of the Transfer of any Stock that the proposed transferee furnish to the Company all information reasonably requested by the Company with respect to all the direct or indirect ownership of Stock by the proposed transferee and by Persons controlling, controlled by or under common control with the proposed transferee.

              V. LEGENDS. All certificates evidencing Stock that is subject to the restrictions on transfer set forth in this ARTICLE EIGHTH shall bear a conspicuous legend referencing such restrictions.

              VI. FURTHER ACTIONS. Subject to the second and third sentences of the introductory paragraph of Section II, nothing contained in this ARTICLE EIGHTH shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Company and the interests of the holders of its securities in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law (including applicable regulations) making one or more of the following actions necessary, in the case of actions described in clauses (B), (C) and (D) below, or desirable, in the case of actions described in clause (A) below, the Board of Directors may (A) accelerate the Expiration Date, (B) extend the Expiration Date, (C) conform any terms or numbers set forth in the transfer restrictions in
    Section I above to make such terms consistent with the Internal Revenue Code and the Treasury Regulations following any changes therein to the extent necessary to preserve the Tax Benefits, or (D) conform the definitions of any terms set forth in this ARTICLE EIGHTH to the definitions in effect following such change in law; provided that the Board of Directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, which determination shall be based upon an opinion of legal counsel to the Company and which determination shall be filed with the Secretary of the Company and mailed by the Secretary to all stockholders of the Company within ten days after the date of any such determination.

              VII. SEVERABILITY. If any provision of this ARTICLE EIGHTH or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this ARTICLE EIGHTH.

    FIFTH. The aforesaid amendments were duly authorized by vote of the Board of Directors, followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders, in accordance with the provisions of Section 803(a) of the Business Corporation Law.

                     IN WITNESS WHEREOF, the undersigned have made and signed this Certificate of Amendment of the Certificate of Incorporation on _______________, 19__ and affirm that the statements made herein are true under penalties of perjury.

    MEGADATA CORPORATION


    By:                                         ________________________________
                                                     G.S. Beckwith Gilbert
                                                           President

    [Corporate Seal]

    Attest:

    By:________________________________
              John R. Keller
                 Secretary

                                      PROXY
                              MEGADATA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF MEGADATA CORPORATION

                  The undersigned stockholder hereby appoints G.S. Beckwith Gilbert and John R. Keller or either of them, each with power of substitution, as proxy or proxies for the undersigned, to attend the Annual Meeting of the Stockholders of Megadata Corporation (the "Company"), to be held at 11:00 a.m., local time, on Wednesday, May 26, 1999, at The LaGuardia Marriott Hotel, 105-05 Ditmars Blvd, East Elmhurst, NY, or at any adjournment or adjournments thereof, and to vote all shares of common stock of the Company owned of record by the undersigned at the close of business on April 30, 1999, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue hereof, for the purposes more fully described in the accompanying Proxy Statement, and in their discretion, on other matters which properly come before the meeting:


(1) ELECTION OF DIRECTORS
    FOR all nominees listed below [ ]      WITHHOLD AUTHORITY to vote for all
    (except as marked to the contrary)     nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

G.S. Beckwith Gilbert

Richard R. Schilling, Jr.

Yitzhak N. Bachana

Bruce N. Whitman

Paul L. Graziani

John R. Keller

(2) ADOPTION OF THE COMPANY'S 1999 STOCK INCENTIVE PLAN

    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

(3) AMENDMENT TO THE MEGADATA CORPORATION'S CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK, $0.01 PAR VALUE, WHICH THE COMPANY HAS AUTHORITY TO ISSUE FROM 5,000,000 to 10,000,000

    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

           (Continued and to be Signed and Dated on the Reverse Side)

(4) TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP AS
    INDEPENDENT AUDITORS

    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

(5) AMENDMENT TO THE MEGADATA CORPORATION'S CERTIFICATE OF INCORPORATION TO ESTABLISH RESTRICTIONS ON TRANSFERS OF THE COMPANY'S COMMON STOCK IN ORDER TO PROTECT THE AVAILABILITY OF A SUBSTANTIAL PORTION OF THE COMPANY'S NET OPERATING LOSS CARRYFORWARDS.

    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

(6) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON OTHER MATTERS WHICH PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

    FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

UNLESS OTHERWISE INDICATED ABOVE OR UNLESS THIS PROXY IS
REVOKED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
FOR THE NOMINEES, FOR THE APPOINTMENT OF INDEPENDENT
AUDITORS, FOR THE COMPANY'S 1999 STOCK INCENTIVE PLAN, AND
FOR THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION.

                     Date: _____________________________________________________

                     X _________________________________________________________

                     X _________________________________________________________

    (IMPORTANT: Please sign exactly as your name or names appear on the label affixed hereto, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.)